EXHIBIT 10.01

TERRALELNE FUELS CORPORATION
(the “Company”)

Officer and Director Resignation

I hereby resign as Director and Officer of the Company effective immediately.

Dated: February 1, 2012	By:	/s/ Sharon Deutsch
Sharon Deutsch